August 6, 1999



Aqua Clara Bottling & Distribution, Inc.
1315 Cleveland Street, Clearwater, Florida   33755

         Re:      Registration Statement on
                  Form S-1 (the "Registration Statement")

Gentlemen:

         You have requested our opinion as to the legality of the issuance by you (the "Corporation") of an estimated 17,439,002 shares of common stock ("Shares") including 2,850,000 Shares currently outstanding; an estimated 6,685,710 Shares issuable upon conversion of the Series A Convertible Preferred Stock ("Series A Stock"), an estimated 4,725,240 Shares issuable upon conversion of the Series B Debentures ("Debentures") and 378,022 shares issuable in lieu of interest thereon, and options to purchase 2,800,000 shares of common stock, all as further described in the Registration Statement in the form to be filed with the U.S. Securities and Exchange Commission.

        As your counsel, we have reviewed and examined:

        1.        The Articles of Incorporation of the Corporation;

        2.        The Bylaws of the Corporation;

        3.        A copy of certain resolutions of the corporation;

        4.        The Registration Statement;

        5. The Designation filed with the Colorado Secretary of State describing the terms of the Series A Stock; and

        6.        The Designation pertaining to the Debentures.

        In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any




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Aqua Clara Bottling & Distribution, Inc.
August 6, 1999
Page -2-
document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

        Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement (and as to shares issuable upon options if the options are exercised in accordance with their terms), will be legally issued, fully paid and nonassessable, provided that no less than par value is paid for any Shares.

        No opinion is expressed herein as to the application of state securities or Blue Sky laws.

        This opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

        Notwithstanding the above, we consent to the reference to our firm name in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,



HAND & HAND
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